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                                  EXHIBIT 23.4

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                                                                    Exhibit 23.4

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 2000, with respect to the consolidated financial statements of Innes Street Financial Corporation for the year ended September 30, 2000 included in the Pre-Effective Amendment No. 2 to Registration Statement (Form S-1 No. 333-91498) and related Prospectus for the registration of up to 4,600,000 shares of its common stock and the Form AC of Citizens South Banking Corporation to be filed with the Securities and Exchange Commission and the Office of Thrift Supervision.


                                            /s/ Ernst & Young LLP


Greensboro, North Carolina
August 12, 2002